UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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LEE ENTERPRISES, INCORPORATED

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NOTE: Attached hereto are the following:

1.  On February 19, 2009, the Chairman, President and Chief Executive Officer of Lee Enterprises, Incorporated (the Company), Mary E. Junck, sent a letter to the Company’s stockholders discussing a series of steps to strengthen its financial position during the recession.

2. On February 19, 2009, the Chairman, President and Chief Executive Officer of the Company, Mary E. Junck, sent a letter to the Company’s employees discussing a series of steps to strengthen its financial position during the recession.

3. On February 19, 2009, the Company sent Questions & Answers to the Company’s employees providing an update on various matter affecting the Company.

2

201 N. Harrison St.	Mary Junck
Davenport, IA 52801	Chairman, President and Chief Executive Officer

                      www.lee.net                                                                                  (563) 383-2100

February 19, 2009

Dear Lee Stockholder:

There’s good news today about Lee’s financial health. Lee has completed comprehensive changes to all of its debt obligations.

These changes provide us with the added flexibility we need to operate in this severe economic downturn and extremely tight credit market.  Although negotiations were complicated for both Lee and our lenders, we believe the results favor all parties and are welcome news for Lee’s stockholders.

Today, we repaid $120 million of the principal amount of our $306 million Pulitzer Notes debt and refinanced the balance over the next three years. We also have amended the credit terms for our $1.1 billion of bank debt to provide a revised repayment schedule. In addition, we have redeemed the remaining 5 percent share of the St. Louis Post-Dispatch from the minority partner. I am attaching a news release with details.

Although significant economic challenges continue, our focus has been riveted on protecting our ability to grow in the long term. Even in this horrible economy, we remain, by far, the leading provider of local news, information and advertising in our markets. Our strength in print continues to be vast and stable. Our online reach continues to grow.

While revenue has decreased because of the recession, Lee continues to be an industry leader in advertising revenue performance. Lee has outperformed the industry average every quarter since 2003, and Lee’s advantage over the last two years has averaged nearly 5 percentage points per quarter. In 2009, we have ramped up our efforts to provide even greater value and effectiveness for advertisers. We believe our vigorous sales programs will help us further increase our lion’s share of local advertising spending, which should pay off even more when the recession ends.

Meanwhile, we have continued to reduce costs aggressively. In 2009, we expect the reductions to total 11 to 12 percent. While some of the reductions are short-term to help us get through the recession, many are long-term, streamlining initiatives that will provide ongoing benefit in the years ahead.

All of this reinforces our confidence that Lee will emerge strong when the recession ends.

Thank you for standing by Lee during some of the worst economic conditions in our lifetimes.

With appreciation and best regards,

Mary Junck

Chairman, President and Chief Executive Officer

Enc.: News release

1

FORWARD-LOOKING STATEMENTS — The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This communication contains information that may be deemed forward-looking, that is based largely on the Company’s current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond its control, are the Company’s ability to generate cash flows and maintain liquidity sufficient to service its debt, and comply with or obtain amendments or waivers of the financial covenants contained in its credit facilities, if necessary. Other risks and uncertainties include the impact of continuing adverse economic conditions, potential changes in advertising demand, newsprint and other commodity prices, energy costs, interest rates and the availability of credit due to instability in the credit markets, labor costs, legislative and regulatory rulings and other results of operations or financial conditions, difficulties in maintaining employee and customer relationships, increased capital and other costs, competition and other risks detailed from time to time in the Company’s publicly filed documents, including the Company Annual Report on Form 10-K for the year ended September 28, 2008. The words “may,” “will,” “would,” “could,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “projects,” “considers” and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this communication. The Company does not undertake to publicly update or revise its forward-looking statements.

2

201 N. Harrison St.
Davenport, IA 52801

                      www.lee.net

NEWS RELEASE

Lee Enterprises refinances Pulitzer Notes to 2012,

amends bank principal payments to weather recession

DAVENPORT, Iowa (Feb. 19, 2009) — In a comprehensive series of steps to strengthen its financial position during the recession, Lee Enterprises, Incorporated (NYSE: LEE), has concluded agreements with existing lenders to refinance $306 million of debt of its subsidiary St. Louis Post-Dispatch LLC (the “Pulitzer Notes”) and restructure future payments under its $1.1 billion bank financing arrangements. Lee also has redeemed the 5 percent interest of its minority partner in St. Louis.

PULITZER NOTES REFINANCING

Lee today repaid $120 million of the principal amount of its $306 million Pulitzer Notes debt due in April 2009 using a portion of its restricted cash, which totaled $129.8 million at Dec. 28, 2008. The remaining debt balance of $186 million has been refinanced by the existing lenders until April 28, 2012. Under the agreement, $9 million of restricted cash was retained to facilitate the liquidity of the operations of Pulitzer Inc., a wholly owned subsidiary of Lee, and its subsidiaries.

Other key provisions of the refinancing include:

•	Quarterly principal payments of $4 million beginning in June 2009
•	An additional principal payment from restricted cash of up to $4.5 million in October 2010
•	Grant of a security interest in substantially all tangible and intangible assets of Pulitzer and its subsidiaries
•	Increase in the coupon from 8.05 percent to 9.05 percent until April 28, 2010, and increasing 0.50 percent per year thereafter
•	Continuation of the guaranty by Pulitzer Inc. of the debt
•

Reset of the leverage ratio (as defined) covenant to reflect the reduction in the debt balance and to take into account economic conditions and establishment of an interest expense coverage covenant. Additional details are included in tables accompanying this release.

BANK CREDIT AGREEMENT

Key changes to the bank credit agreement include:

•	Significant restructuring of the timing of mandatory principal payments under the term loan:
o	Remaining payments in the fiscal year ending September 27, 2009, are reduced from $54.9 million to $22.1 million.
o	Payments for the 2010 fiscal year are reduced from $166.3 million to $77.8 million.
o	Payments for the 2011 fiscal year are reduced from $261.3 million to $65.0 million.
o	Payments prior to the April 28, 2012, maturity for the 2012 fiscal year are reduced from $166.3 million to $70.0 million.
o	Payments at maturity will increase to $502.5 million from $83.1 million.

1

•

Changes in the leverage and interest expense coverage covenant ratios (as defined) throughout the life of the agreement take into account economic conditions and the changes to amortization of debt noted above. Additional details are included in tables accompanying this release.

•

Credit spreads remain generally the same as the current pricing grid. However, the maximum cash interest rate (for a leverage level greater than 6.75:1) has been increased 50 basis points to LIBOR plus 450 basis points. At the current leverage level, Lee’s debt will be priced at LIBOR plus 350 basis points. Additional details are included in a table accompanying this release.

•	A contingent, reversible, non-cash payment-in-kind interest layer has been added only in the event the leverage level exceeds 7.5:1.
•	Minimum LIBOR levels of 1.25 percent for 30-day borrowing and 2.00 percent for 90-day borrowing will be added.
•	The final maturity date was changed from June 3, 2012, to April 28, 2012.

REDEMPTION OF MINORITY INTEREST IN ST. LOUIS

Related to the changes in financing, Lee also has redeemed the 5 percent interest in St. Louis Post-Dispatch LLC (“PD LLC”) and STL Distribution Services LLC (“STLD LLC”) owned by The Herald Publishing Company LLC (“Herald”). The indemnification obligations of Herald with regard to the Pulitzer Notes have been simultaneously terminated, together with Lee’s liability with regard to the right of Herald to redeem its interest in PD LLC and STLD LLC in April 2010. As a result, Lee will reverse, in the March 2009 quarter, a significant amount of the $73.5 million liability for the redemption obligation that is currently recorded on its balance sheet. The value of Herald’s former interest will be settled, at a date determined by Herald between April 28, 2013, and April 28, 2015, based on a calculation of 10 percent of the fair market value of PD LLC and STLD LLC at the time of settlement.

IMPROVED LIQUIDITY AND OPERATING FLEXIBILITY

In discussing the agreements, Carl Schmidt, Lee vice president, chief financial officer and treasurer, said: “Negotiations were complicated for both Lee and our lenders because of the combination of the extremely challenging credit environment and poor economic conditions. We believe the results favor all parties and are welcome news for Lee’s stockholders. The agreements extend the lowered balance of Pulitzer Notes debt on reasonable terms, restructure our larger bank debt, and favorably resolve the minority interest situation in St. Louis. As a result of these actions, we have significantly improved our liquidity for the foreseeable future.”

Mary Junck, Lee chairman and chief executive officer, said: “These financing arrangements provide increased operating flexibility during some of the worst economic conditions in our lifetimes. Although significant economic challenges continue, we have stayed focused on protecting our long-term growth. Even in this unprecedented downturn, we remain, by far, the leading provider of local news, information and advertising in our markets. Our strength in print continues to be vast and stable, and our online reach continues to grow. While advertising revenue has decreased because of the economy, we have ramped up our efforts to provide even greater value and effectiveness for advertisers and further increase our lion’s share of local advertising spending. At the same time, we have initiated a broad range of cost reductions, which are now expected to total 11 to 12 percent in 2009. Some have been short-term steps to help us weather this storm, but most are long-term, streamlining initiatives to provide ongoing benefit in the years ahead. All of this reinforces our confidence that Lee will emerge strong when the recession ends.”

TRANSACTION COSTS

Lee incurred approximately $20 million of financing costs from the actions described above, including professional and advisory fees. Approximately half of these costs will be capitalized and amortized over

2

the remaining life of the debt agreements until April 2012 with the remainder charged to expense in the March 2009 quarter.

Tables follow.

Lee Enterprises is a premier provider of local news, information and advertising in primarily midsize markets, with 49 daily newspapers and a joint interest in four others, online sites and more than 300 weekly newspapers and specialty publications in 23 states. Lee’s markets include St. Louis, Mo.; Lincoln, Neb.; Madison, Wis.; Davenport, Iowa; Billings, Mont.; Bloomington, Ill.; and Tucson, Ariz. Lee stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee, please visit www.lee.net.

FORWARD-LOOKING STATEMENTS — The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release contains information that may be deemed forward-looking, that is based largely on the Company’s current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond its control, are the Company’s ability to generate cash flows and maintain liquidity sufficient to service its debt, and comply with or obtain amendments or waivers of the financial covenants contained in its credit facilities, if necessary. Other risks and uncertainties include the impact of continuing adverse economic conditions, potential changes in advertising demand, newsprint and other commodity prices, energy costs, interest rates and the availability of credit due to instability in the credit markets, labor costs, legislative and regulatory rulings and other results of operations or financial conditions, difficulties in maintaining employee and customer relationships, increased capital and other costs, competition and other risks detailed from time to time in the Company’s publicly filed documents, including the Company Annual Report on Form 10-K for the year ended September 28, 2008. The words “may,” “will,” “would,” “could,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “projects,” “considers” and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements.

Contact: dan.hayes@lee.net, (563) 383-2100

PULITZER NOTES - INTEREST EXPENSE COVERAGE

Period of 4 Consecutive
Fiscal Quarters Ending in	Ratio
March 2009 and June 2009	1.90:1
September 2009	2.20:1
December 2009	2.25:1
March 2010	2.50:1
June 2010	2.60:1
September 2010	2.70:1
December 2010	2.80:1
March 2011 and thereafter	3.00:1

PULITZER NOTES – LEVERAGE

Fiscal Quarter Ending in	Ratio
March 2009 and June 2009	4.25:1
September 2009 through June 2010	4.00:1
September 2010 and December 2010	3.50:1
March 2011	3.25:1
June 2011 and thereafter	3.00:1

BANK CREDIT AGREEMENT – PRICING
Eurodollar
Total Leverage Ratio	Margin
6.75:1 or greater	4.500%
6.25:1 to 6.75:1	4.000
5.75:1 to 6.25:1	3.500
5.00:1 to 5.75:1	3.000
4.50:1 to 5.00:1	2.875
4.00:1 to 4.50:1	2.750
Less than 4.00:1	2.625

3

BANK CREDIT AGREEMENT – INTEREST EXPENSE COVERAGE

Fiscal Quarter Ending
Ending Closest to	Ratio
March 31, 2009	2.25:1
June 30, 2009	1.85:1
September 30, 2009	1.60:1
December 31, 2009	1.40:1
March 31, 2010	1.40:1
June 30, 2010	1.45:1
September 30, 2010	1.55:1
December 31, 2010	1.60:1
March 31, 2011	1.70:1
June 30, 2011	1.80:1
September 30, 2011	1.95:1
December 31, 2011	2.10:1
March 31, 2012	2.25:1

BANK CREDIT AGREEMENT – LEVERAGE

Period

Through and including the
The last day of	day before the last day
the fiscal quarter	of the fiscal quarter
ending closest to	ending closest to	Ratio
December 31, 2008	March 31, 2009	6:50:1
March 31, 2009	June 30, 2009	7:25:1
June 30, 2009	December 31, 2009	8.25:1
December 31, 2009	June 30, 2010	8:75:1
June 30, 2010	September 30, 2010	8:50:1
September 30, 2010	December 31, 2010	7:75:1
December 31, 2010	March 31, 2011	7.50:1
March 31, 2011	June 30, 2011	7.25:1
June 30, 2011	September 30, 2011	7.00:1
September 30, 2011	December 31, 2011	6.75:1
December 31, 2011	March 31, 2012	6.50:1
March 31, 2012	and thereafter	6.25:1

4

201 N. Harrison St., Suite 600	Mary Junck
Davenport, IA 52801	Chairman, President and Chief Executive Officer

                      www.lee.net                                                                                  (563) 383-2100

                                                                                                                             mary.junck@lee.net

February 19, 2009

Dear Lee Employee:

There’s good news today about Lee’s financial health. Lee has completed comprehensive changes to all of our debt obligations.

These changes will help us weather the recession. They also alleviate concerns among some investors that Lee would not be able to handle our debt during the combination of a severe economic downturn and an extremely tight credit market. Our ability to do so underscores the long-term strength of our company.

Today, we repaid $120 million of the principal amount of our $306 million Pulitzer Notes debt and refinanced the balance over the next three years. We also have amended the credit terms for our $1.1 billion of bank debt to provide a revised repayment schedule. In addition, we have redeemed the remaining 5 percent share of the St. Louis Post-Dispatch from the minority partner. I am attaching a news release with details.

Although significant economic challenges continue, our focus has been riveted on protecting our ability to grow in the long term. Even in this horrible economy, we remain, by far, the leading provider of local news, information and advertising in our markets. Our strength in print continues to be vast and stable, and our online reach continues to grow.

While revenue has decreased because of the recession, Lee continues to be an industry leader in advertising revenue performance. Lee has outperformed the industry average every quarter since 2003, and Lee’s advantage over the last two years has averaged nearly 5 percentage points per quarter. In 2009, we have ramped up our efforts to provide even greater value and effectiveness for advertisers. We believe our vigorous sales programs will help us further increase our lion’s share of local advertising spending, which should pay off even more when the recession ends. Meanwhile, as you well know, we have had to implement many cost reductions, some of which have impacted you directly.

Thank you for your hard work, dedication, determination and good spirits. I appreciate how you are staying the course with continued enthusiasm, creativity and absolute faith in our ability to assure our strong future.

Thank you again for all you’re doing to help our company remain strong during some of the worst economic conditions in our lifetimes.

With appreciation and best regards,

Mary Junck

Enc.: News release

201 N. Harrison St.
Davenport, IA 52801

                      www.lee.net

NEWS RELEASE

Lee Enterprises refinances Pulitzer Notes to 2012,

amends bank principal payments to weather recession

DAVENPORT, Iowa (Feb. 19, 2009) — In a comprehensive series of steps to strengthen its financial position during the recession, Lee Enterprises, Incorporated (NYSE: LEE), has concluded agreements with existing lenders to refinance $306 million of debt of its subsidiary St. Louis Post-Dispatch LLC (the “Pulitzer Notes”) and restructure future payments under its $1.1 billion bank financing arrangements. Lee also has redeemed the 5 percent interest of its minority partner in St. Louis.

PULITZER NOTES REFINANCING

Lee today repaid $120 million of the principal amount of its $306 million Pulitzer Notes debt due in April 2009 using a portion of its restricted cash, which totaled $129.8 million at Dec. 28, 2008. The remaining debt balance of $186 million has been refinanced by the existing lenders until April 28, 2012. Under the agreement, $9 million of restricted cash was retained to facilitate the liquidity of the operations of Pulitzer Inc., a wholly owned subsidiary of Lee, and its subsidiaries.

Other key provisions of the refinancing include:

•	Quarterly principal payments of $4 million beginning in June 2009
•	An additional principal payment from restricted cash of up to $4.5 million in October 2010
•	Grant of a security interest in substantially all tangible and intangible assets of Pulitzer and its subsidiaries
•	Increase in the coupon from 8.05 percent to 9.05 percent until April 28, 2010, and increasing 0.50 percent per year thereafter
•	Continuation of the guaranty by Pulitzer Inc. of the debt
•

Reset of the leverage ratio (as defined) covenant to reflect the reduction in the debt balance and to take into account economic conditions and establishment of an interest expense coverage covenant. Additional details are included in tables accompanying this release.

BANK CREDIT AGREEMENT

Key changes to the bank credit agreement include:

•	Significant restructuring of the timing of mandatory principal payments under the term loan:
o	Remaining payments in the fiscal year ending September 27, 2009, are reduced from $54.9 million to $22.1 million.
o	Payments for the 2010 fiscal year are reduced from $166.3 million to $77.8 million.
o	Payments for the 2011 fiscal year are reduced from $261.3 million to $65.0 million.
o	Payments prior to the April 28, 2012, maturity for the 2012 fiscal year are reduced from $166.3 million to $70.0 million.
o	Payments at maturity will increase to $502.5 million from $83.1 million.

•

Changes in the leverage and interest expense coverage covenant ratios (as defined) throughout the life of the agreement take into account economic conditions and the changes to amortization of debt noted above. Additional details are included in tables accompanying this release.

•

Credit spreads remain generally the same as the current pricing grid. However, the maximum cash interest rate (for a leverage level greater than 6.75:1) has been increased 50 basis points to LIBOR plus 450 basis points. At the current leverage level, Lee’s debt will be priced at LIBOR plus 350 basis points. Additional details are included in a table accompanying this release.

•	A contingent, reversible, non-cash payment-in-kind interest layer has been added only in the event the leverage level exceeds 7.5:1.
•	Minimum LIBOR levels of 1.25 percent for 30-day borrowing and 2.00 percent for 90-day borrowing will be added.
•	The final maturity date was changed from June 3, 2012, to April 28, 2012.

REDEMPTION OF MINORITY INTEREST IN ST. LOUIS

Related to the changes in financing, Lee also has redeemed the 5 percent interest in St. Louis Post-Dispatch LLC (“PD LLC”) and STL Distribution Services LLC (“STLD LLC”) owned by The Herald Publishing Company LLC (“Herald”). The indemnification obligations of Herald with regard to the Pulitzer Notes have been simultaneously terminated, together with Lee’s liability with regard to the right of Herald to redeem its interest in PD LLC and STLD LLC in April 2010. As a result, Lee will reverse, in the March 2009 quarter, a significant amount of the $73.5 million liability for the redemption obligation that is currently recorded on its balance sheet. The value of Herald’s former interest will be settled, at a date determined by Herald between April 28, 2013, and April 28, 2015, based on a calculation of 10 percent of the fair market value of PD LLC and STLD LLC at the time of settlement.

IMPROVED LIQUIDITY AND OPERATING FLEXIBILITY

In discussing the agreements, Carl Schmidt, Lee vice president, chief financial officer and treasurer, said: “Negotiations were complicated for both Lee and our lenders because of the combination of the extremely challenging credit environment and poor economic conditions. We believe the results favor all parties and are welcome news for Lee’s stockholders. The agreements extend the lowered balance of Pulitzer Notes debt on reasonable terms, restructure our larger bank debt, and favorably resolve the minority interest situation in St. Louis. As a result of these actions, we have significantly improved our liquidity for the foreseeable future.”

Mary Junck, Lee chairman and chief executive officer, said: “These financing arrangements provide increased operating flexibility during some of the worst economic conditions in our lifetimes. Although significant economic challenges continue, we have stayed focused on protecting our long-term growth. Even in this unprecedented downturn, we remain, by far, the leading provider of local news, information and advertising in our markets. Our strength in print continues to be vast and stable, and our online reach continues to grow. While advertising revenue has decreased because of the economy, we have ramped up our efforts to provide even greater value and effectiveness for advertisers and further increase our lion’s share of local advertising spending. At the same time, we have initiated a broad range of cost reductions, which are now expected to total 11 to 12 percent in 2009. Some have been short-term steps to help us weather this storm, but most are long-term, streamlining initiatives to provide ongoing benefit in the years ahead. All of this reinforces our confidence that Lee will emerge strong when the recession ends.”

TRANSACTION COSTS

Lee incurred approximately $20 million of financing costs from the actions described above, including professional and advisory fees. Approximately half of these costs will be capitalized and amortized over the remaining life of the debt agreements until April 2012 with the remainder charged to expense in the March 2009 quarter.

Tables follow.

Lee Enterprises is a premier provider of local news, information and advertising in primarily midsize markets, with 49 daily newspapers and a joint interest in four others, online sites and more than 300 weekly newspapers and specialty publications in 23 states. Lee’s markets include St. Louis, Mo.; Lincoln, Neb.; Madison, Wis.; Davenport, Iowa; Billings, Mont.; Bloomington, Ill.; and Tucson, Ariz. Lee stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee, please visit www.lee.net.

FORWARD-LOOKING STATEMENTS — The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release contains information that may be deemed forward-looking, that is based largely on the Company’s current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond its control, are the Company’s ability to generate cash flows and maintain liquidity sufficient to service its debt, and comply with or obtain amendments or waivers of the financial covenants contained in its credit facilities, if necessary. Other risks and uncertainties include the impact of continuing adverse economic conditions, potential changes in advertising demand, newsprint and other commodity prices, energy costs, interest rates and the availability of credit due to instability in the credit markets, labor costs, legislative and regulatory rulings and other results of operations or financial conditions, difficulties in maintaining employee and customer relationships, increased capital and other costs, competition and other risks detailed from time to time in the Company’s publicly filed documents, including the Company Annual Report on Form 10-K for the year ended September 28, 2008. The words “may,” “will,” “would,” “could,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “projects,” “considers” and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements.

Contact: dan.hayes@lee.net, (563) 383-2100

PULITZER NOTES - INTEREST EXPENSE COVERAGE

Period of 4 Consecutive
Fiscal Quarters Ending in	Ratio
March 2009 and June 2009	1.90:1
September 2009	2.20:1
December 2009	2.25:1
March 2010	2.50:1
June 2010	2.60:1
September 2010	2.70:1
December 2010	2.80:1
March 2011 and thereafter	3.00:1

PULITZER NOTES – LEVERAGE

Fiscal Quarter Ending in	Ratio
March 2009 and June 2009	4.25:1
September 2009 through June 2010	4.00:1
September 2010 and December 2010	3.50:1
March 2011	3.25:1
June 2011 and thereafter	3.00:1

BANK CREDIT AGREEMENT – PRICING
Eurodollar
Total Leverage Ratio	Margin
6.75:1 or greater	4.500%
6.25:1 to 6.75:1	4.000
5.75:1 to 6.25:1	3.500
5.00:1 to 5.75:1	3.000
4.50:1 to 5.00:1	2.875
4.00:1 to 4.50:1	2.750
Less than 4.00:1	2.625

BANK CREDIT AGREEMENT – INTEREST EXPENSE COVERAGE

Fiscal Quarter Ending
Ending Closest to	Ratio
March 31, 2009	2.25:1
June 30, 2009	1.85:1
September 30, 2009	1.60:1
December 31, 2009	1.40:1
March 31, 2010	1.40:1
June 30, 2010	1.45:1
September 30, 2010	1.55:1
December 31, 2010	1.60:1
March 31, 2011	1.70:1
June 30, 2011	1.80:1
September 30, 2011	1.95:1
December 31, 2011	2.10:1
March 31, 2012	2.25:1

BANK CREDIT AGREEMENT – LEVERAGE

Period

Through and including the
The last day of	day before the last day
the fiscal quarter	of the fiscal quarter
ending closest to	ending closest to	Ratio
December 31, 2008	March 31, 2009	6:50:1
March 31, 2009	June 30, 2009	7:25:1
June 30, 2009	December 31, 2009	8.25:1
December 31, 2009	June 30, 2010	8:75:1
June 30, 2010	September 30, 2010	8:50:1
September 30, 2010	December 31, 2010	7:75:1
December 31, 2010	March 31, 2011	7.50:1
March 31, 2011	June 30, 2011	7.25:1
June 30, 2011	September 30, 2011	7.00:1
September 30, 2011	December 31, 2011	6.75:1
December 31, 2011	March 31, 2012	6.50:1
March 31, 2012	and thereafter	6.25:1

QUESTIONS & ANSWERS

UPDATE ON LEE ENTERPRISES

2/19/09

Q: Does this mean we can stop cutting costs?

A: The recession is the real culprit. Even if Lee had no debt, we’d still need to operate our business successfully. When revenue falls, businesses have to reduce expenses.

Q: Will there be more cost cuts?

A: No one knows how bad the recession will get or how long it will last. If revenue continues to deteriorate or if the recession drags on, we might need to reduce costs further.

Q: How soon will the pay freeze end?

A: In order to be fair to everyone, the freeze will last at least a year. I hope it doesn’t have to last longer. Our company believes strongly in rewarding performance, so a pay freeze, although necessary right now, runs counter to our philosophy.

Q: When will the 401(k) contributions be restored?

A: Lee hopes to begin restoring contributions when the financial picture brightens sufficiently.

Q: What is the corporate office doing to reduce costs?

A: The corporate office has been cutting costs up and down the line, just as we have. All executives have taken cuts in base pay as well as losing other compensation.

Q: How will the refinancing affect Lee’s stock price?

A: The refinancing is good news. We’ll have to watch and see what investors think.

Q: Will Lee get delisted from the New York Stock Exchange?

A: The New York Stock Exchange has relaxed some of its criteria because of the recession, but at the moment Lee is still at risk. The stock price will need to improve or Lee will be removed at some point.

Q: What happens to my stock if Lee is delisted?

A: If Lee stock is removed from the New York Stock Exchange, it will be traded over the counter.

Q: What is a reverse stock split?

A: A reverse stock split is a way of increasing the per-share price. It does not affect the total value of anyone’s holdings. For example, let’s say you owned 10 shares of Lee stock and the current price was 50 cents a share. The total value of your stock would be $5.00. With a reverse stock split of, say, 1 share for 10, you would then own 1 share instead of 10. The single share should be worth $5.00. If you would like more information, the proxy for the upcoming Lee annual meeting discusses the considerations in detail. You can access the proxy at lee.net.